EXHIBIT 99

FOR IMMEDIATE RELEASE

SUPERIOR BANCORP COMPLETES MERGER WITH PEOPLE’S COMMUNITY BANCSHARES

SARASOTA, FL - July 27, 2007 - Superior Bancorp (NASDAQ: SUPR) and People’s Community Bancshares, Inc., of Sarasota, Florida, jointly announced the consummation of their merger on July 27, 2007. The completed merger of People’s Community Bank of the West Coast with Superior Bank creates a banking franchise totaling $2.8 billion in assets that serves its customers through 63 banking offices from Venice, Florida to Huntsville, Alabama. The merger also creates an approximately $1 billion asset community bank in Florida, with 25 branches from Venice to Panama City, Florida. The existing People’s Community Bank locations will continue to operate under the People’s Community Bank banner for the near future.

"We are excited about this partnership and the opportunities it provides our customers, employees and shareholders," said Neil D. McCurry, Jr., People’s Community Bank Chairman and Chief Executive Officer. "We are confident that we will be able to expand and grow opportunities on the west coast of Florida and build upon Superior’s reputation of superior people delivering superior products that will generate superior value for its customers and shareholders. The additional resources that the combined company will be able to bring to our customers will generate new revenue opportunities that we believe will continue to increase our shareholder value.”

As a result of the merger, People’s Community Bancshares, Inc. shareholders will receive 2.9036 shares of Superior Bancorp common stock for each share of People’s Community Bancshares, Inc. stock they own.

"We are excited to welcome our People’s Community customers, shareholders and associates as we join forces," said Stan Bailey, Superior Bancorp Chairman and Chief Executive Officer. "We look forward to building on our combined strengths and creating value for our customers, communities, employees and shareholders on the west coast of Florida. As we integrate the two companies in the coming months, we are committed to offering ‘superior’ service to our customers and returns for our shareholders. We are adding to the company an outstanding management team that has extensive experience in Florida. We believe that the complementary strengths of the two companies, in partnering to create a community bank with approximately $1 billion in assets in Florida, will generate significant opportunities and continue to increase our shareholder value.”

About Superior Bancorp

Superior Bancorp is a $2.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 63 branches with 38 locations throughout the state of Alabama and 25 locations in Florida. In addition, Superior Bank currently has 13 new branches planned for Northeast Alabama and Florida during 2007 and 2008.

Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee, Marianna and Panama City, Florida, and operates 19 consumer finance offices in Northeast Alabama as 1st Community Credit and Superior Financial Services.

Additional Information

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward- looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward- looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).